[AMI SEMICONDUCTOR LETTERHEAD]
EXHIBIT 99.1

News Release
AMI Semiconductor Announces Financing for Acquisition
Additional of $110 Million to the Company’s Term Loan Sought to Finance Majority of the
Proposed $135 Million Purchase Price of the Semiconductor Business of Flextronics.
POCATELLO, Idaho. — July 25, 2005 — AMI Semiconductor, Inc. (the “Company”), a wholly-owned subsidiary of AMIS Holdings, Inc. (Nasdaq:AMIS), today announced its intention to finance the majority of the acquisition costs for the semiconductor division of Flextronics with an additional $110 million tack-on to its current term loan. The remainder of the $135 million purchase price will be financed using existing cash. The Company will also seek to amend its credit agreement to obtain lender consent for the acquisition.
The Company’s acquisition of the semiconductor division of Flextronics was announced in a press release dated June 15, 2005.
The proposed $110 million financing facility is being arranged on behalf of the Company by Credit Suisse First Boston.
About AMI Semiconductor
AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products, mixed-signal foundry services and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the North America, Europe and the Asia Pacific region.
Forward Looking Statements
Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the proposed financing for the acquisition of the semiconductor division of Flextronics. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that the conditions to closing the transaction may not be satisfied. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release. This news release contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “target,” “anticipates,”

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“believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. These statements are only predictions and speak only as of the date of this release. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuation in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry risks associated with international operations, the other factors indentified under “Factors that May Affect Our Business and Future Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations’ and other risks and uncertainties indicated from time to time in our filing with the U.S. Securities and Exchange Commission (SEC). In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this news release will in fact occur. We do not intend to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurence of unanticipated events.

Investor Relations Contact:	Media Relations Contact:
Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Tel: 208.234.6045	Tel: 208.234.6890
E-Mail: wade_olsen@amis.com	E-Mail: tamera_drake@amis.com